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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement (Form S-3 No. 333-70134) and the related prospectus and in the registration statements (Form S-8) pertaining to (Nos. 333-68172 and 333-68170) the 1995 Stock Option Plan and, the Non-Employee Director Stock Option Plan of Hyseq, Inc. of our report dated February 2, 2000, with respect to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999, included in its Annual Report (Form 10-K) for the year ended December 31, 2001.



Palo Alto, California
March 29, 2002